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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of BMC Software, Inc. pertaining to the BMC Software, Inc. 2002 Nonemployee Director Stock Option Plan and the BMC Software, Inc. 2002 Employee Incentive Plan of our reports dated May 3, 2002, with respect to the consolidated financial statements and schedule of BMC Software, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

Houston, Texas
October 30, 2002